EXHIBIT 3.1

                             AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION
                                     OF
                              APOLLO GROUP, INC.

                     (Amended through September 18, 1997)

     FIRST:  The name of the corporation is APOLLO GROUP, INC.

     SECOND: The purposes for which the corporation is organized include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 1 of Title 10, Arizona Revised Statutes, at any time. The character of business which the corporation conducts in the State of Arizona is that of a holding company of stock of corporations which are engaged in the business of the operation and management of institutions of higher education.

     THIRD: The total number of shares of capital stock which the corporation shall have the authority to issue is 404 million shares, consisting of three classes of capital stock:

     (a) 400 million shares of Class A Common Stock, no par value per share (the "Class A Common Stock");

     (b) 3 million shares of Class B Common Stock, no par value per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock collectively are sometimes referred to as the "Common Stock"); and

     (c) 1 million shares of Preferred Stock, no par value per share (the "Preferred Stock").


                                 COMMON STOCK

     IDENTICAL RIGHTS. Except as otherwise set forth in this Article THIRD, the rights and privileges of the Common Stock shall be identical, including (without limitation) the right to participate ratably in dividends and liquidation distributions.

     VOTING RIGHTS. Except as otherwise provided herein, the shares of Class A Common Stock shall not be entitled to vote on any matter. Each share of Class B Common Stock shall be entitled to one vote.
     DIVIDENDS. Holders of Common Stock shall be entitled to share ratably and simultaneously as a single class in all dividends and other distributions of cash, shares of capital stock of the corporation, other securities of the corporation or any other company, or any other right or property as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefor. Any dividends payable in common stock of the corporation will be payable solely in Class A Common Stock.

     PREEMPTION AND SUBSCRIPTION RIGHTS. Holders of Common Stock are not entitled to any preemption or subscription rights with respect to their shares of Common Stock.

     CONVERSION RIGHTS. No Class A Common Stock may ever be converted into Class B Common Stock. Each share of Class B Common Stock is convertible into Class A Common Stock at any time at the option of the holder thereof. Such conversion shall be on a share-for-share basis, one fully paid and non-assessable share of Class A Common Stock for each share of Class B Common Stock so converted.

     At the time of a conversion, the record holders of Class B Common Stock shall deliver to the office of the corporation or any transfer agent for the Class A Common Stock (i) the certificate or certificates representing the Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the corporation stating that such record holder elects to convert such share or shares. Conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the corporation of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time. The corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to such person.

     In the event of the conversion of less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the corporation in accordance with the procedures of this Article THIRD, the corporation shall execute and deliver to the holder of such certificate, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted. Shares of Class B Common Stock that are converted into Class A Common Stock as provided herein shall be retired and canceled and shall not be reissued.

     RESERVATION. The corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable.

     CONSIDERATION ON MERGER, CONSOLIDATION, ETC. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of Common Stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

     LIQUIDATION. In the event the corporation shall be liquidated (either partially or completely), dissolved, or wound up, whether voluntarily or involuntarily, the holders of Common Stock shall be entitled to share ratably as a single class in the net assets of the corporation available to holders of Common Stock; that is, an equal amount of net assets shall be distributed in respect of each share of Class A Common Stock and Class B Common Stock.

     CLASS B COMMON STOCK. There are 575,769 shares of Class B Common Stock issued and outstanding. No additional shares of Class B Common Stock shall be issued, except pursuant to any recapitalization or stock split where such recapitalization or stock split results in a proportionate change in the shares of Class A Common Stock.

     AUTOMATIC CONVERSION OF CLASS B COMMON STOCK. If at any time the total number of shares of Class B Common Stock outstanding is less than 115,154 (20% of the total number of shares of Class B Common Stock issued and outstanding) (subject to adjustment for any recapitalization or stock split), then each share of Class B Common Stock shall be automatically converted into one fully paid and non-assessable share of Class A Common Stock at such time (the "Conversion Date"). Thereafter, each share of Class A Common Stock shall be entitled to one vote.

     At the time of a conversion, the record holders of Class B Common Stock shall deliver to the office of the corporation or any transfer agent for the Class A Common Stock the certificate or certificates representing the Class B Common Stock, duly endorsed in blank or accompanied by proper instruments of transfer. Conversion shall be deemed to have been effected at the close of business on the Conversion Date. The corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to each record holder of Class B Common Stock.

     NO AMENDMENT OR MODIFICATION. The two immediately preceding sections entitled "CLASS B COMMON STOCK" and "AUTOMATIC CONVERSION OF CLASS B
COMMON STOCK" shall be amended or modified only upon: (1) a separate majority vote of the holders of the Class A Common Stock voting as a class;
(2) a separate majority vote of the holders of the Class B Common Stock voting as a class; AND (3) a separate majority vote of the holders of the Class A Common Stock who do not possess beneficial ownership of any shares of Class B Common Stock.


                                PREFERRED STOCK

     Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the board of directors. Subject to the provisions of this Article THIRD, the board of directors is authorized to determine the designations, preferences, privileges, and voting powers of the shares of each series of Preferred Stock, and the restrictions and qualifications thereof, by resolution duly adopted prior to the issuance of any shares of Preferred Stock, PROVIDED that no series of Preferred Stock shall be entitled to vote on any matter unless also authorized by the holders of at least 80% of the issued and outstanding Class B Common Stock. All shares of Preferred Stock shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payment out of the assets of the corporation upon voluntary or involuntary liquidation, dissolution, or winding up of the corporation.

     FOURTH: The name and address of the statutory agent of the corporation is CT CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix, Arizona 85012. The address of the place of business of the corporation is 4615 East Elwood Street Phoenix, Arizona 85040.

     FIFTH: The business and affairs of the corporation shall be conducted by a Board of Directors.

     (a) NUMBER OF DIRECTORS. The number of directors of the corporation shall be not less than nine (9) nor more than (15) members, as established from time to time by resolution of the Board of Directors. The Board of Directors shall be divided into three (3) groups, with each group having at least three (3) directors and each group containing as equal a number of directors as possible. The term of office of the directors in the first group shall expire at the first annual meeting of shareholders entitled to vote on the election of directors ("Annual Meeting") following their election, the term of office of the directors in the second group shall expire at the second Annual Meeting following their election, and the term of office of the directors of the third group shall expire at the third Annual Meeting following their election, and in each case until their successors shall be elected and qualified or until such director's earlier resignation, removal from office, death or disability. In the case of any increase in the number of directors, the additional directors shall be classified so that all classes of directors shall be increased equally, as nearly as may be possible. In the case of any decrease in the number of directors, all classes of directors shall be decreased equally, as nearly as may be possible.

     (b) VACANCIES. Vacancies on the Board of Directors, whether created by an increase in the number of directors, or by death, disability, resignation or removal, shall be filled by a vote of a majority of directors then remaining in office at a regular meeting, or a special meeting called for such purpose. Each director so chosen shall hold office until the next Annual Meeting and until his or her successor shall be duly elected and qualified, or until his or her earlier death, resignation or removal.

     (c) REMOVAL. A director may be removed by the shareholders only for cause at a special meeting of such shareholders, called for such purpose in conformity with the corporation's Bylaws, and only by an affirmative vote of the holders of two-thirds (2/3) of the voting power of all the shares entitled to vote at such meeting.

     (d) NOMINATION OF DIRECTORS. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as Directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 90 and not more than 120 days in advance of the scheduled annual meeting, regardless of postponements, adjournments or deferrals of that meeting to a later date; PROVIDED, HOWEVER, that if less than 70 days notice or public disclosure of the date of the scheduled annual meeting is given or made, the shareholder's notice, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Notice from any shareholder shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting (including the number of shares of stock of the corporation owned beneficially or of record by such shareholder and the nominee or nominees) and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure and no person shall be elected as a Director pursuant to a nomination by a shareholder unless nominated in accordance with the procedures set forth herein.

     A majority of the Board of Directors may reject any nomination by a shareholder not timely made in accordance with the terms of this FIFTH Article. If a majority of the Board of Directors determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Article FIFTH in any material respect, the Secretary of the corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time as a majority of the Board of Directors shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the Board of Directors reasonably determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Article FIFTH in any material respect, then a majority of the Board of Directors may reject such shareholder's nomination. The Secretary of the Corporation shall notify a shareholder in writing whether his, her or its nomination has been made in accordance with the time and information requirements of this Article FIFTH. Notwithstanding the procedures set forth in this paragraph, if a majority of the Board of Directors does not make a determination as to the validity of any nomination by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Article FIFTH. If such presiding officer shall so declare at the annual meeting that any such nomination is defective, the defective nomination shall be disregarded.


     SIXTH: A quorum for the transaction of business at any meeting or adjourned meeting of the Board of Directors shall consist of one-third (1/3) of those then in office.

     SEVENTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

     (a) any breach of the director's duty of loyalty to the corporation or its shareholders,

     (b) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law,

     (c) authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock,

     (d) any transaction from which the director derived an improper personal benefit, or

     (e)  a violation of Arizona Revised Statutes Section 10-041.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

     EIGHTH: The corporation reserves the right to alter or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Arizona and all rights conferred upon shareholders are granted subject to this reservation; PROVIDED, HOWEVER, that notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter or repeal, or adopt any provision inconsistent with Articles FIFTH and SIXTH or this Article EIGHTH of these Articles of Incorporation.